UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2018

KIEWIT ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Nebraska	000-10810	47-6131402
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

Trust Division
U.S. Bank National Association
1700 Farnam Street
Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

(402) 536-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kiewit Royalty Trust (the “Trust”) is administered by officers and employees of U.S. Bank, N.A., which serves as the sole trustee of the Trust (the “Trustee”). The Trust does not have a principal financial or chief accounting officer or any other officers, and officers of the Trustee are from time to time designated to perform the certain necessary functions of the Trust, although there are no specific persons employed by the Trustee having the full-time duty of administering the Trust.

As previously reported, Wood A. Hull, JD was performing the necessary functions of the Trust on behalf of the Trustee and announced his intention to retire on January 4, 2019.

On December 21, 2018, the Trustee appointed Amy M. Chesnut as Mr. Hull’s successor to perform the necessary functions of the Trust on behalf of the Trustee.  Ms. Chesnut, age 33, is currently a Wealth Management Trust Advisor with U.S. Bank N.A. and has served in that position since 2012.  Prior her current position, Ms. Chesnut was a Personal Trust Associate at U.S. Bank from 2007 to 2012.  Ms. Chesnut received her Bachelor of Science degree in sports management from Nebraska Wesleyan University, Lincoln, Nebraska.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIEWIT ROYALTY TRUST

By: U.S. Bank National Association in its capacity as Trustee and not in its individual capacity or otherwise

Date: January 2, 2019	By:	/s/ Amy M. Chesnut
Amy M. Chesnut, Wealth Management Trust Advisor